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                                                                    EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP



As independent public accountants, we hereby consent to the inclusion in this Form 10-KSB of our report dated August 16, 1995. It should be noted that we have not audited any financial statements of the California Culinary Academy, Inc. subsequent to June 30, 1995, or performed any audit procedures subsequent to the date of our report.

                                                  ARTHUR ANDERSEN LLP


Oakland, California,
 October 9, 1996